EXHIBIT 23.3

                                   CONSENT OF
                               ERNST & YOUNG, LLP,
                  INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


            Consent of Independent Registered Public Accounting Firm
            --------------------------------------------------------

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 No. 333-02509) and related Prospectus of Univest Corporation of Pennsylvania for the registration of 500,000 shares of its common stock and to the incorporation by reference therein of our report dated February 23, 2004, with respect to the consolidated financial statements of Univest Corporation of Pennsylvania included in its Annual Report (Form 10-K) for the year ended December 31, 2004, filed with the Securities and Exchange Commission.

                                        /s/ Ernst & Young LLP

Philadelphia, Pennsylvania
February 16, 2006